UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 19, 2006

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

A. Legislation and regulation and Most recent rate requests

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Legislation and regulation,” and “Most recent rate requests” which are incorporated herein by reference to pages 44-45 and pages 38-40, respectively, of HEI’s and HECO’s Form 10-Q for the quarter ended March 31, 2006.

On June 2, 2006, the Governor of Hawaii signed into law Act 162. Among other provisions, Act 162 states that any automatic fuel rate adjustment clause requested by a public utility in an application filed with the Public Utilities Commission of the State of Hawaii (PUC) shall be designed, as determined in the PUC’s discretion, to: (1) fairly share the risk of fuel cost changes between the public utility and its customers; (2) provide the public utility with sufficient incentive to reasonably manage or lower its fuel costs and encourage greater use of renewable energy; (3) allow the public utility to mitigate the risk of sudden or frequent fuel cost changes that cannot otherwise reasonably be mitigated through other commercially available means, such as through fuel hedging contracts; (4) preserve, to the extent reasonably possible, the public utility’s financial integrity; and (5) minimize, to the extent reasonably possible, the public utility’s need to apply for frequent applications for general rate increases to account for the changes to its fuel costs.

On June 19, 2006, the PUC issued an order in HECO’s pending rate case, indicating that the record in the pending rate case has not been developed for the purpose of addressing the factors that Act 162 mandates the PUC to consider and requests the parties in the rate case proceeding to meet informally to determine a procedural schedule to address the issues relating to HECO’s energy cost adjustment clause (ECAC) that are raised by the signing of Act 162 into law. The parties in the rate case proceeding are HECO, the Division of Consumer Advocacy of the Department of Commerce and Consumer Affairs of the State of Hawaii, and the federal Department of Defense. The parties are requested to file a procedural schedule to supplement the record to provide the PUC with information about HECO’s ECAC and the competing factors that the PUC must consider, as set forth in Act 162, within 45 days of the order. If the parties are unable to file an agreed upon procedural schedule, each party will file its own proposed procedural schedule within 45 days of the order. Management cannot predict the procedural steps that will be followed or the procedural schedule that will be adopted to address the issues that are raised by Act 162, the ultimate outcome of these issues or the effect of these issues on the timing of the PUC’s entry of a final decision and order in HECO’s pending rate case.

B. Hawaii Electric Light Company, Inc. (HELCO) power situation

The following is an update to the HELCO power situation discussion in note (5) under “Commitment and contingencies” to HECO’s Notes to Consolidated Financial Statements which is incorporated herein by reference to pages 20-21 of HEI’s and HECO’s Form 10-Q for the quarter ended March 31, 2006.

Status. Installation of CT-4 and CT-5 was significantly delayed as a result of land use and environmental permitting delays and related administrative proceedings and lawsuits. However, in 2003, the parties opposing the plant expansion project (other than Waimana Enterprises, Inc. (Waimana), which did not participate in the settlement discussions and opposes the settlement) entered into a settlement agreement with HELCO and several Hawaii regulatory agencies

(Settlement Agreement). Subsequently, CT-4 and CT-5 were installed and put into limited commercial operation in May and June 2004, respectively. The Board of Land and Natural Resources’ (BLNR’s) construction deadline of July 31, 2005 has been met. Noise mitigation equipment has been installed on CT-4 and CT-5 and the need for additional noise mitigation work for CT-5 (not requiring any further construction) is being examined to ensure compliance with the night-time noise standard applicable to the plant. Currently, HELCO can operate the generating units at Keahole as required to meet its system needs.

Waimana filed four appeals to the Hawaii Supreme Court from judgments of the Third Circuit Court involving (i) vacating of a November 2002 Final Judgment which had halted construction; (ii) upholding the BLNR 2003 construction period extension; (iii) upholding the BLNR’s approval of a revocable permit allowing HELCO to use brackish well water as the primary source of water for operating the Keahole plant; and (iv) the BLNR’s approval of the long-term lease allowing HELCO to use brackish well water.

Favorable decisions by the Hawaii Supreme Court have been received on the first three of these appeals. In the first appeal, on May 18, 2006, the Hawaii Supreme Court affirmed the Third Circuit Court’s decision vacating the November 2002 Final Judgment which had halted construction. (As a result of the Third Circuit’s decision, construction had recommenced in November 2003.) In the second and third appeals, on May 25, 2006 the Hawaii Supreme Court affirmed the Third Circuit Court’s decision on the construction period extension and dismissed the appeal of the Third Circuit’s judgment upholding the grant of the brackish water revocable permit as moot. The Supreme Court has not yet acted on the fourth appeal.

Full implementation of the Settlement Agreement is conditioned on obtaining final dispositions of all litigation pending at the time of the Settlement Agreement. If the remaining dispositions are obtained in HELCO’s favor, then the Settlement Agreement requires HELCO to undertake a number of actions including expediting efforts to obtain the permits and approvals necessary for installation of ST-7 with selective catalytic reduction emissions control equipment, assisting the Department of Hawaiian Home Lands in installing solar water heating in its housing projects, supporting the Keahole Defense Coalition’s participation in certain PUC cases, and cooperating with neighbors and community groups (including a Hot Line service). Many of these actions have already commenced.

Management’s evaluation. Management believes that the prospects are good that the remaining Settlement Agreement conditions will be satisfied and that any further necessary permits will be obtained and that the remaining appeal will be favorably resolved. Management believes that no adjustment to costs incurred to put CT-4 and CT-5 into service is required and, in May 2006, HELCO filed a request for an electric rate increase in part to recover CT-4 and CT-5 costs. However, if it becomes probable that the PUC will disallow some or all of the incurred costs for rate-making purposes, HELCO may be required to write off a material portion of these costs.

C. State of Hawaii, ex rel., Bruce R. Knapp, Qui Tam Plaintiff, and Beverly Perry, on behalf of herself and all others similarly situated, Class Plaintiff, vs. The AES Corporation, AES Hawaii, Inc., HECO and HEI.

The following is an update to the discussion of the case State of Hawaii, ex rel., Bruce R. Knapp, Qui Tam Plaintiff, and Beverly Perry, on behalf of herself and all others similarly situated, Class Plaintiff, vs. The AES Corporation, AES Hawaii, Inc., HECO and HEI contained in note (5) under “Commitment and contingencies” to HECO’s Notes to Consolidated Financial Statements which is incorporated herein by reference to page 23 of HEI’s and HECO’s Form 10-Q for the quarter ended March 31, 2006.

In April 2002, HECO and HEI were served with an amended complaint filed in the First Circuit Court of Hawaii alleging that the State of Hawaii and HECO’s other customers had been overcharged for electricity by over $1 billion since September 1992 due to alleged excessive prices in the PUC-approved amended power purchase agreement (PPA) between HECO and AES Hawaii, Inc. The PUC proceedings in which the amended PPA was approved addressed a number of issues, including whether the terms and conditions of the PPA were reasonable.

As a result of rulings by the First Circuit Court in 2003, all claims for relief and causes of action in the amended complaint were dismissed. In October 2003, plaintiff Beverly Perry filed a notice of appeal on the grounds that the Circuit Court erred in its reliance on the doctrine of primary jurisdiction and the statute of limitations. On May 31, 2006 the Hawaii Supreme Court affirmed the First Circuit Court’s rulings on all issues raised in the appeal and, on June 19, 2006, the appellant’s motion for reconsideration was denied. HEI and HECO anticipate that the Supreme Court will file its Notice and Judgment on Appeal in due course.

Forward-looking Statements

This document may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), on-going business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this document should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and in HEI’s and HECO’s future periodic reports that discuss important factors that could cause HEI’s and HECO’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: June 23, 2006	Date: June 23, 2006

4